Exhibit 10.4

                           AMENDMENT AND RENEWAL LEASE


THIS INDENTURE made the 13th day of June, 2000,

BETWEEN:



     THE IMPERIAL LIFE ASSURANCE COMPANY OF CANADA
     (hereinafter called the "Landlord")

                                                               OF THE FIRST PART

                                                  - and -

     NETROVER INC.
     (hereinafter called the "Tenant")

                                                              OF THE SECOND PART

          WHEREAS by a lease dated the 18th day of April, 1995 (hereinafter called the "original lease") made between the Landlord and the Tenant, the Landlord leased to the Tenant all those premises being 93 Skyway Avenue, Suite 105, Etobicoke, Ontario (hereinafter and in the original lease called the "Demised Premises") on the terms and conditions set forth in the original lease;

          AND WHEREAS the Tenant has agreed to relocate and to renew the Lease and the Landlord has consented to the relocation of the Demised Premises from Suite 105 to Suite 106 ("New Demised Premises") and to the renewal of the Lease on the terms and conditions hereinafter set forth:

          NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the premises and the terms and conditions hereinafter set forth, the parties hereto do hereby respectively covenant and agree each with the other to the amendments as follows:

1. The Landlord does hereby demise and lease unto the Tenant the New Demised Premises to have and to hold the New Demised Premises for and during the term of 3 years, nil months and nil days (hereinafter called the "Term") to be computed from the first day of August, 2000 (hereinafter called the "Commencement Date") and ending on the last day of July, 2003 (hereinafter called the "Termination Date"), yielding and paying therefor Basic Rent yearly and every year during the Term unto the Landlord $17,230.00 in lawful money of Canada, to be payable in advance in equal monthly instalments of $1,435.83 each, on the first day of every calendar month during the Term; provided, that if the Landlord becomes entitled to



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re-enter upon the New Demised Premises pursuant to the original lease prior to the Commencement Date of this Renewal Lease, then at the option of the Landlord to be exercised prior to the Commencement Date by notice in writing to the Tenant, this renewal lease shall not commence and the rights of the Tenant hereunder shall become void.

2. Except as specifically provided herein and except for the amendments set out in Section 3 hereof, the terms and conditions of the original lease are hereby confirmed and continue in full force and effect with such modifications only as are necessary to make them applicable to this renewal lease.

3.  (i)   The new Demised Premises shall be Suite 106 with an area of 1,723 square feet as outlined in red in Schedule "A", Schedule "B" shows the interior walls, both Schedules are attached.

    (ii) If the Tenant is open and operating prior to the commencement date of August 1, 2000 the gross rent shall be due and payable by the Tenant on a pro-rated basis. In the event the Demised Premises is not ready for occupancy August 1, 2000 the Tenant will pay rent on a pro-rated basis for the month in which the Tenant commences occupancy and the commencement date shall be adjusted to the first day of the first full month following occupancy.

    (iii) The Landlord acknowledges it is holding the sum of $2,571.63 as a deposit against the last months basic rent, additional rent and GST. An additional amount of $476.47 for basic rent additional rent and GST is required to be paid to the Landlord to reflect the new rates.

    (iv) Option to Renew- Provided the Tenant is not in breach of this lease, the Tenant, shall have one option to renew the Term of this lease for a further period of three (3) years under the same terms and conditions as are contained therein save and except there shall be no right of a further renewal after the option and subject to the delivery of a notice of renewal by the Tenant to the Landlord at least One hundred eighty (180) days prior to the expiry date of the initial "Renewal Term". The rental rate during the option period shall be the fair market rental rate for the Leased Premises as at the commencement of the respective option period and such rental rate shall take into account the length of the period for which the rental is being set. In no instance shall the basic rental rate for the renewal term be less that the last effective basic rent of the original leased term. If the parties are unable to agree upon the rental rate by the commencement of the option period then the lease shall continue at the existing rate and both parties may submit the matter to arbitration to settle the rental rate. The Landlord and Tenant shall mutually agree on the selection of an arbitrator.

          In all other respects the Lease is hereby confirmed to be in full force and effect unamended.

4. This renewal lease shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.



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          IN WITNESS WHEREOF the parties hereto have executed this Amendment and
Renewal Lease.

                  NETROVER INC.



                    by:    /s/  [illegible]
                       ------------------------------------------



                    by:
                       ------------------------------------------
                  I/we have authority to bind the corporation



                  THE IMPERIAL LIFE ASSURANCE COMPANY OF CANADA



                    by:    /s/  [illegible]
                       ------------------------------------------



                    by:    /s/  [illegible]
                       ------------------------------------------
                   I/we have authority to bind the corporation



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                              [COMMERCE PARK LOGO]

                                   [SCHEDULE A]

                              [FLOOR PLAN GRAPHIC]



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                                   SCHEDULE B

                                    [GRAPHIC]